                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  --------

                                  FORM 8-K/A

                               CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                     Date of Report: December 15, 1993
              Date of earliest event reported: November 30, 1993

                             LA QUINTA INNS, INC.
          (Exact name of registrant as specified in its charter)



            TEXAS                      1-7790                #74-1724417
(State or other jurisdiction (Commission File Number)       (IRS Employer
      of incorporation)                                  Identification No.)


                            112 E. Pecan Street
                          San Antonio, Texas 78299
           (Address of principal executive offices) (Zip Code)

                             (210)302-6000
           (Registrant's telephone number, including area code)


                                   N/A
       (Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to the Partnership Acquisition Agreement (the "Merger Agreement"), dated as of October 27, 1993, among La Quinta Inns, Inc., a Texas corporation (the "Registrant"), La Quinta Motor Inns Limited Partnership, a Delaware limited partnership (the "Partnership"), La Quinta Realty Corp., a Texas corporation, LQI Acquisition Corporation, a Delaware corporation (the "Purchaser"), and LQI Merger Corporation, a Delaware corporation, on December 1, 1993, the Registrant, through the Purchaser, which is a wholly owned subsidiary of the Registrant, acquired through a tender offer (the "Offer") 2,805,190 units of limited partnership interest in the Partnership ("Units") (representing approximately 70.6% of the presently outstanding Units) for $13.00 net in cash per Unit. As a result of the contribution by the Registrant of 452,700 additional Units subsequent to the termination of the Offer, the Purchaser beneficially owns 3,257,890 Units (representing approximately 82.0% of the presently outstanding Units). The Registrant may also be deemed to beneficially own the Units both acquired by and contributed to the Purchaser.

     The Purchaser obtained the funds to acquire the Units through the Offer as a result of a capital contribution by the Registrant. In order to make such a capital contribution to the Purchaser, the Registrant borrowed approximately $36.6 million under its existing bank credit facility with NationsBank of Texas, N.A., as administrative agent for the several lenders thereunder (the "Credit Facility"). Under the Credit Facility (i) borrowings under a $40,000,000 line of credit (the "Bank Line of Credit"), which will expire on May 31, 1996, are made at varying interest rates up to LIBOR plus 1 3/4%, the prime rate, or the certificate of deposit rate plus 1 7/8% and (ii) borrowings under a $30,000,000 secured term credit facility (the "Secured Term Facility"), which will expire on May 31, 1999, can be made through September 30, 1994 and bear interest at varying interest rates up to LIBOR plus 2%, the prime rate plus 1/4%, or the certificate of deposit rate plus 2 1/8%. Amounts borrowed under the Secured
Term Facility require equal semi-annual principal payments commencing
November 30, 1994 through May 31, 1999. The Secured Term Facility is secured by first priority liens on 19 of the properties on which the Registrant owns or operates "La Quinta" inns. Of the approximately $36.6 million borrowed under the Credit Facility to fund the capital contribution, $30 million was borrowed under the Secured Term Facility and approximately $6.6 million was borrowed under the Bank Line of Credit.

     Pursuant to the Merger Agreement, the remaining Units not beneficially owned by the Registrant will be acquired in a subsequent merger pursuant to which each Unit (other than Units beneficially owned by the Purchaser, the Registrant or their affiliates) will be converted into the right to receive the same consideration as is paid in connection with the Offer.

     On November 30, 1993, the Registrant also acquired the limited partners' interest in one of the Registrant's combined unincorporated joint ventures for a purchase price of $9,171,000 which included cash of $5,619,000 and the assumption of $3,552,000 of existing debt attributable to the limited partners' interest.

     The information set forth in Exhibits 2.1, 21.1, 28.1 and 28.2 is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired.

                          INDEPENDENT AUDITORS' REPORT

The Partners
La Quinta Motor Inns Limited Partnership:

    We have audited the consolidated balance sheets of La Quinta Motor Inns Limited Partnership and subsidiary limited partnership as of December 31, 1992 and 1991, and the related consolidated statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1992. These consolidated financial statements are the responsi-bility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of La Quinta Motor Inns Limited Partnership and subsidiary limited partnership as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1992, in conformity with generally accepted accounting principles.


                                                    KPMG PEAT MARWICK LLP


San Antonio, Texas
February 8, 1993, except as to note 7,
which is as of February 13, 1993,
and except as to note 8, which is as of
February 15, 1993.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS

                                                                                           DECEMBER 31
                                                                                ----------------------------------
                                                                                      1992              1991
                                                                                ----------------  ----------------
ASSETS:
Current assets:
  Cash and cash equivalents...................................................  $        423,000  $        488,000
  Receivables.................................................................           921,000           758,000
  Supplies....................................................................           655,000           669,000
                                                                                ----------------  ----------------
      Total current assets....................................................         1,999,000         1,915,000
                                                                                ----------------  ----------------
Property and equipment, at cost, substantially all pledged
 (notes 3 and 4):
  Land........................................................................        22,688,000        22,715,000
  Buildings...................................................................       105,464,000       105,012,000
  Furniture, fixtures and equipment...........................................        16,605,000        16,273,000
                                                                                ----------------  ----------------
      Total property and equipment............................................       144,757,000       144,000,000
  Less accumulated depreciation and amortization..............................        34,140,000        28,364,000
                                                                                ----------------  ----------------
      Net property and equipment..............................................       110,617,000       115,636,000
                                                                                ----------------  ----------------
Deferred charges and other assets, at cost less applicable amortization.......           754,000           947,000
                                                                                ----------------  ----------------
                                                                                $    113,370,000  $    118,498,000
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Current installments of long-term debt (note 3).............................  $      1,261,000  $        768,000
  Accounts payable:
    Trade.....................................................................         1,573,000         1,590,000
    La Quinta Motor Inns, Inc.................................................           364,000           396,000
  Advances from La Quinta Motor Inns, Inc. (note 5)...........................         --                  100,000
  Accrued expenses:
    Payroll and employee benefits.............................................           775,000           680,000
    Interest..................................................................           922,000           709,000
    Property taxes............................................................           745,000           745,000
    Other.....................................................................            61,000           141,000
                                                                                ----------------  ----------------
      Total current liabilities...............................................         5,701,000         5,129,000
                                                                                ----------------  ----------------
Long-term debt, excluding current installments (note 3).......................        67,047,000        68,332,000
Other deferred credits........................................................            36,000            62,000
                                                                                ----------------  ----------------
      Total liabilities.......................................................        72,784,000        73,523,000
                                                                                ----------------  ----------------
La Quinta Realty Corp. equity in Operating Partnership........................          (318,000)         (275,000)
                                                                                ----------------  ----------------
Partners' capital (notes 2 and 7):
  La Quinta Realty Corp.-general partner in Partnership.......................        11,975,000        12,018,000
  Limited partners (3,975,000 units)..........................................        28,929,000        33,232,000
                                                                                ----------------  ----------------
      Total partners' capital.................................................        40,904,000        45,250,000
Commitments and contingencies (notes 4 and 8).................................
                                                                                ----------------  ----------------
                                                                                $    113,370,000  $    118,498,000
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

          See accompanying notes to consolidated financial statements.

                  LA QUINTA MOTOR INNS LIMITED PARTNERSHIP AND
                         SUBSIDIARY LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              YEARS ENDED DECEMBER 31
                                                                   ----------------------------------------------
                                                                        1992            1991            1990
                                                                   --------------  --------------  --------------
Revenues:
  Inn............................................................  $   42,117,000  $   40,482,000  $   38,193,000
  Restaurant rental and other (note 4)...........................       1,202,000       1,178,000       1,213,000
                                                                   --------------  --------------  --------------
      Total revenues.............................................      43,319,000      41,660,000      39,406,000
                                                                   --------------  --------------  --------------
Operating costs and expenses:
  Direct (note 5)................................................      22,195,000      22,560,000      21,755,000
  Fees paid to La Quinta Motor Inns, Inc. (note 5)...............       5,964,000       5,733,000       5,073,000
  Administrative (note 5)........................................         491,000         456,000         348,000
  Unitholder litigation/solicitation (note 8)....................       1,525,000         110,000        --
  Depreciation, amortization and fixed asset retirements.........       6,942,000       6,773,000       7,570,000
                                                                   --------------  --------------  --------------
      Total operating costs and expenses.........................      37,117,000      35,632,000      34,746,000
                                                                   --------------  --------------  --------------
      Operating income...........................................       6,202,000       6,028,000       4,660,000
                                                                   --------------  --------------  --------------
Other income (expenses):
  Interest income................................................          18,000          26,000          26,000
  Interest on long-term debt (notes 3 and 5).....................      (7,365,000)     (7,010,000)     (6,928,000)
  La Quinta Realty Corp. equity in loss of Operating
   Partnership...................................................          11,000          10,000          23,000
                                                                   --------------  --------------  --------------
      Total other income (expenses)..............................      (7,336,000)     (6,974,000)     (6,879,000)
                                                                   --------------  --------------  --------------
Net loss.........................................................  $   (1,134,000) $     (946,000) $   (2,219,000)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
General partner's interest.......................................  $      (11,000) $       (9,000) $      (22,000)
Limited partners' interest.......................................      (1,123,000)       (937,000)     (2,197,000)
                                                                   --------------  --------------  --------------
                                                                   $   (1,134,000) $     (946,000) $   (2,219,000)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Net loss per limited partnership unit............................  $         (.28) $         (.24) $         (.55)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Cash distribution per limited partnership unit...................  $          .80  $         0.80  $         1.25
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                   YEARS ENDED DECEMBER 31, 1992, 1991, 1990

                                                                      GENERAL         LIMITED
                                                                      PARTNER         PARTNERS         TOTAL
                                                                   --------------  --------------  --------------
Balances at December 31, 1989....................................  $   12,131,000  $   44,515,000  $   56,646,000
  Cash distributions.............................................         (50,000)     (4,969,000)     (5,019,000)
  Net loss.......................................................         (22,000)     (2,197,000)     (2,219,000)
                                                                   --------------  --------------  --------------
Balances at December 31, 1990....................................      12,059,000      37,349,000      49,408,000
  Cash distributions.............................................         (32,000)     (3,180,000)     (3,212,000)
  Net loss.......................................................          (9,000)       (937,000)       (946,000)
                                                                   --------------  --------------  --------------
Balances at December 31, 1991....................................      12,018,000      33,232,000      45,250,000
  Cash distributions.............................................         (32,000)     (3,180,000)     (3,212,000)
  Net loss.......................................................         (11,000)     (1,123,000)     (1,134,000)
                                                                   --------------  --------------  --------------
Balances at December 31, 1992....................................  $   11,975,000  $   28,929,000  $   40,904,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEARS ENDED DECEMBER 31
                                                                    ----------------------------------------------
                                                                         1992            1991            1990
                                                                    --------------  --------------  --------------
Cash flows from operating activities:
  Net loss........................................................  $   (1,134,000) $     (946,000) $   (2,219,000)
  Adjustments to reconcile net loss to cash provided by operating activities:
    Depreciation and amortization of property and equipment.......       6,218,000       6,259,000       6,235,000
    Amortization of deferred charges..............................         325,000         173,000         200,000
    Loss on retirement of fixed assets............................         399,000         341,000       1,135,000
    La Quinta Realty Corp. equity in loss of Operating
     Partnership..................................................         (11,000)        (10,000)        (23,000)
  Changes in operating assets and liabilities:
    Deferred charges and credits..................................         (28,000)       (168,000)          7,000
    Receivables...................................................        (163,000)        179,000         117,000
    Supplies and other............................................          14,000          32,000         (17,000)
    Accounts payable and accrued expenses.........................         199,000       1,242,000          (5,000)
                                                                    --------------  --------------  --------------
      Net cash provided by operating activities...................       5,819,000       7,102,000       5,430,000
                                                                    --------------  --------------  --------------
Cash flows from investing activities:
  Additions to property and equipment.............................      (1,655,000)     (1,238,000)     (3,647,000)
  Proceeds from property transactions.............................          36,000          34,000          42,000
  Advances on note receivable.....................................        --               (80,000)       --
                                                                    --------------  --------------  --------------
      Net cash used in investing activities.......................      (1,619,000)     (1,284,000)     (3,605,000)
                                                                    --------------  --------------  --------------
Cash flows from financing activities:
  Advances from La Quinta Motor Inns, Inc. .......................       6,345,000       1,450,000       7,005,000
  Repayments of advances from La Quinta Motor Inns, Inc. .........      (6,445,000)     (3,300,000)     (5,055,000)
  Principal payments on long-term debt............................        (792,000)       (265,000)       (170,000)
  Payments to refinance mortgage debt.............................        (129,000)       (205,000)       --
  General Partners' distribution from Operating Partnership.......         (32,000)        (33,000)        (37,000)
  Partnership distributions.......................................      (3,212,000)     (3,212,000)     (5,019,000)
                                                                    --------------  --------------  --------------
      Net cash used in financing activities.......................      (4,265,000)     (5,565,000)     (3,276,000)
                                                                    --------------  --------------  --------------
Net increase (decrease) in cash and cash equivalents..............         (65,000)        253,000      (1,451,000)
Cash and cash equivalents at beginning of year....................         488,000         235,000       1,686,000
                                                                    --------------  --------------  --------------
Cash and cash equivalents at end of year..........................  $      423,000  $      488,000  $      235,000
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

          See accompanying notes to consolidated financial statements.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1992 AND 1991

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    La Quinta Motor Inns Limited Partnership, a Delaware limited partnership ("the Partnership" or "LQP") was formed pursuant to an Agreement of Limited Partnership, dated July 30, 1986, to operate 31 La Quinta Inns, which are generally located in the "Sunbelt" (the "Inns") through its 99% limited partnership interest in LQM Operating Partners, L.P. (the "Operating Partnership"). La Quinta Realty Corp. ("LQ Realty" or the "General Partner"), a wholly-owned subsidiary of La Quinta Motor Inns, Inc. ("La Quinta"), is the general partner of both the Partnership and the Operating Partnership, holding a 1% interest in each. The Partnership and the Operating Partnership are collectively referred to as the "Partnerships".

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of the Partnership and the Operating Partnership. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

    CASH EQUIVALENTS

    All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

Buildings.......................................................  30 years
Furniture, fixtures, and equipment..............................  4-10 years

    Maintenance and repairs are charged to operations as incurred. Expenditures for improvements are capitalized.

    DEFERRED CHARGES

    Costs incurred by the Operating Partnership in connection with the mortgage notes are amortized using the interest method over the life of the mortgage notes.

    NET LOSS PER UNIT

    Net loss per limited partnership unit is computed based on the 3,975,000 limited partnership units outstanding for the periods included in the accompanying consolidated financial statements, after giving effect to the General Partner's 1% interest.

(2)  PARTNERSHIP ALLOCATIONS

    CASH DISTRIBUTIONS

    Pursuant to the terms of the agreements governing the Partnerships, net cash flow, as defined, shall be distributed in the ratio of 1.99% to the General Partner and 98.01% to the Unitholders no less frequently than quarterly until the Unitholders have received an amount equal to 12 1/2% simple annual noncumulative return on the weighted average value of their unrecovered capital contributions (as defined) from all distributions of net cash flow during such year. Thereafter, net cash flow shall be distributed 29.29% to the general partner and 70.71% to the Unitholders.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    Cash distributions from the sale of an Inn will be allocated 98.01% to the limited partners and 1.99% to the General Partner until such time as the limited partners have received a cumulative amount of distributions from sales or refinancings to return their initial capital contributions in full. The General Partner will then receive 100% of the proceeds until on a cumulative basis the General Partner has received distributions sufficient to return all contributions required under the guarantee (note 5). Remaining proceeds will be distributed 98.01% to the Unitholders and 1.99% to the General Partner until the Unitholders have received a cumulative 12 1/2% simple annual cumulative return on the weighted average balance of their unrecovered capital contributions, and thereafter 70.71% to the Unitholders and 29.29% to the General Partner.

    Generally, distributions resulting from a liquidation of the Partnership's interest in the Operating Partnership will be made in the same manner as distributions from sales of inns, subject to the overall requirement that such distributions be made to the Unitholders and the General Partner in accordance with their positive capital account balances.

    Excess proceeds resulting from the refinancing of a property, if any, will be distributed 100% to the General Partner until all capital contributions required under the guarantee (note 5) are recovered, then 98.01% to the Unitholders and 1.99% to the General Partner until the Unitholders have received a cumulative 12 1/2% simple annual cumulative return on the weighted average balance of their unrecovered capital contributions, and thereafter 70.71% to the Unitholders and 29.29% to the General Partner.

    ALLOCATIONS OF TAXABLE INCOME (LOSS)

    Taxable income for each year generally will be allocated among the Unitholders and the General Partner in the same proportions that net cash flow is distributed for that year. Taxable loss will generally be allocated in accordance with positive capital account balances. Gain and loss from any capital transaction generally will be allocated among the Unitholders and the General Partner in the same proportions that proceeds of such capital transaction are distributed except to the extent necessary to reflect capital account adjustments. Upon the transfer of a unit, the Partnership allocates tax items allocable thereto between the transferor and the transferee based on the number of months during the year that each owned the unit, with the holder of such unit on the last day of the month being treated as the holder of such unit for the entire month.

(3)  LONG-TERM DEBT

    Long-term   debt,  which  is  secured  by  substantially  all  property  and equipment, consisted of the following at December 31:

                                                                            1992            1991
                                                                       --------------  --------------
Mortgage notes payable, due in monthly installments through November
 1994................................................................  $   66,883,000  $   67,455,000
9.90% industrial revenue bond, payable in increasing annual
 installments through 1997, with a final installment due by July 1,
 1998, interest payable semiannually.................................       1,425,000       1,645,000
                                                                       --------------  --------------
  Total..............................................................      68,308,000      69,100,000
Less current installments............................................       1,261,000         768,000
                                                                       --------------  --------------
  Net long-term debt.................................................  $   67,047,000  $   68,332,000
                                                                       --------------  --------------
                                                                       --------------  --------------

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The Operating Partnership's original mortgage notes payable, totaling $67,500,000, matured November 1, 1991. The Operating Partnership modified and extended the mortgage notes payable with the original lender. (The mortgage loan as extended and modified is referred to as the "AEtna Loan" and the individual notes comprising the AEtna Loan are referred to as the "Mortgage Notes".)

    The AEtna Loan covers a three-year period, from November 1, 1991 to November 1, 1994. The stated interest rates in the AEtna Loan as extended and modified began at 10 1/4% at November 1, 1991, and increases by a 1/2 percentage point each November 1 thereafter until it reaches a rate of 11 1/4% at November 1, 1993. Interest expense included in the accompanying statement of operations for the escalating interest rate Mortgage Notes was computed using an effective rate of interest over the term of the AEtna Loan of 10.75%. The principal payments on the Mortgage Notes are payable in thirty-six (36) monthly installments. The principal payments are structured to reduce the outstanding principal balance on a per annum basis in an amount equal to 0.75%, 1.50% and 2.00% at November 1, 1991, 1992 and 1993, respectively. On November 1, 1994, the then outstanding balance on the Aetna Loan, plus all accrued but unpaid interest thereon, will become due and payable.

    The Mortgage Notes may be prepaid at the Operating Partnership's option at any time prior to maturity, subject to a prepayment premium equal to a yield differential between the yield on United States Treasury obligations of a comparable maturity and interest rates specified for the year of prepayment.

    The agreements associated with the Mortgage Notes contain certain restrictions including a limitation of $10,000,000 on future borrowings for working capital purposes, the written consent of the note holder prior to the sale of the properties and that the management agreement with La Quinta not be terminated. The AEtna loan requires the Operating Partnership to spend
$3,500,000 for additions to property and certain repair items within each calendar year. As of December 31, 1992, the Partnership had spent $3,026,000 of the required expenditures and will place $474,000 in an escrow account in 1993. The Partnership is in compliance with all restrictions related to the Mortgage Notes.

    The industrial revenue bond obligation was assumed by the Operating Partnership from La Quinta. These bonds are redeemable in November 1993 at 101 1/2% of face value decreasing to face value in 1994. La Quinta purchased these bonds in September 1990. Interest paid on these bonds was $233,000 and $185,000, in 1992 and 1991, respectively.

    Annual maturities of long-term debt for the four years subsequent to December 31, 1993 follow:

1994..........................................................  $66,082,000
1995..........................................................      235,000
1996..........................................................      250,000
1997..........................................................      250,000

    Interest paid during the years ended December 31, 1992, 1991 and 1990 amounted to $7,577,000, $6,421,000, and $6,910,000, respectively.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4)  OPERATING LEASES

    RESTAURANT RENTAL INCOME

    The Operating Partnership owns 20 restaurants, 19 of which are leased to third parties and one which is vacant. The leases, which are accounted for as operating leases, expire from 1993 to 2016 and provide for minimum rentals and contingent rentals based on a percentage of annual sales in excess of stipulated amounts. The following is a summary of restaurant property leased at December 31:

                                                                                     1992
                                                                                 -------------
Buildings......................................................................  $   6,539,000
Less: Accumulated depreciation.................................................      1,337,000
                                                                                 -------------
                                                                                     5,202,000
Land...........................................................................      4,547,000
                                                                                 -------------
  Total leased property........................................................  $   9,749,000
                                                                                 -------------
                                                                                 -------------

    Minimum future rentals to be received under the non-cancelable restaurant leases in effect at December 31, 1992 follow:

1993........................................................  $1,000,000
1994........................................................   1,002,000
1995........................................................     984,000
1996........................................................     974,000
1997........................................................     885,000
Later Years.................................................   5,151,000
                                                              ----------
                                                              $9,996,000
                                                              ----------
                                                              ----------

    Contingent rental income amounted to $201,000, $148,000, and $126,000 for the years ended December 31, 1992, 1991, and 1990, respectively.

    As a result of having incurred substantial operating losses, Kettle Restaurants, Inc. ("Kettle"), the tenant of six (6) restaurant leases with the Operating Partnership, entered into a letter agreement with La Quinta and the Operating Partnership on December 28, 1990, which provided for, among other things: (i) the termination of five (5) of the six restaurant leases with the Operating Partnership on the earlier of June 30, 1991 or the date La Quinta leased such restaurants to another tenant or otherwise disposed of the properties; (ii) the conveyance of leasehold improvements and restaurant equipment, free and clear of all liens and encumbrances, at the five facilities to the Operating Partnership upon the lease termination date; (iii) the ability of La Quinta on behalf of the Operating Partnership to operate the five restaurants for four (4) years after June 30, 1991 under the Kettle trade dress pursuant to a license agreement with no fees; and (iv) the reimbursement of certain administrative and legal costs of La Quinta and the Operating Partnership incurred in implementing the lease termination agreement. Under the terms of this lease termination agreement with Kettle, which included a total of the five Kettle restaurants adjacent to the Inns and 15 Kettle restaurants adjacent to other inns in the La Quinta chain, the remaining 24 Kettle restaurant leases with La Quinta and the remaining one Kettle restaurant lease with the Operating Partnership, not being terminated pursuant to such agreement, were amended to include cross default provisions, which permit La Quinta to terminate all of the remaining Kettle restaurant leases upon an event of default involving any one such lease.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    As of December 31, 1992, four of the five restaurants owned by the Operating Partnership which were subject to the lease termination agreement discussed above have been leased to other third parties. The table above includes minimum future rental payments to be received under the terms of the new leases on the four restaurants.

    LAND LEASE EXPENSE

    The Operating Partnership has one Inn subject to an operating land lease with annual rental payments of $77,000 plus contingent rentals based on gross room and adjacent restaurant revenues through December 31, 2004. The Partnership has an option to extend the lease for an additional thirty-five years. The accompanying consolidated statements of operations include land rental expense of $98,000, $94,000, and $95,000 for the years ended December 31, 1992, 1991 and
1990, respectively.

(5) RELATED PARTY TRANSACTIONS

    REFINANCING OF MORTGAGE NOTES

    The original mortgage notes totaling $67,500,000 were initially payable by the Operating Partnership to La Quinta. La Quinta sold the mortgage notes to AEtna Life Insurance Company, an unaffiliated institutional lender in December 1986. During the years ended December 31, 1991 and 1990, La Quinta received $387,000 and $422,000 respectively, representing the difference between the 9.875% interest rate payable on the original mortgage notes and 9.25% interest rate payable to the institutional lender. The original mortgage notes were refinanced in November 1991.

    GENERAL PARTNER OBLIGATIONS AND WORKING CAPITAL PROVISIONS

    The General Partner had an obligation, guaranteed by La Quinta and limited to $6,000,000 annually on a non-cumulative basis, to make additional capital contributions to the Partnership during the first three years of operation if cash flow available for distribution to unitholders was less than $2.00 per unit during any of such years. The General Partner contributed $12,410,000 to the Partnership under the terms of this guarantee.

    Under the terms of the Partnership Agreements, the General Partner or its affiliates may loan money to the Partnerships. Such loans will be repaid with cash flow from operations and will bear interest at an annual rate equal to the prime rate quoted by a designated major bank located in Texas from time to time plus one percentage point. No such loans, with the exception of the credit line discussed below, were outstanding during the years ended December 31, 1992 or 1991.

    The General Partner, on behalf of the Operating Partnership, executed a promissory note establishing a $4,000,000 line of credit with La Quinta to fund operational needs (including renovation and refurbishing expenditures) of the Partnerships as deemed necessary by management. There were no advances outstanding at December 31, 1992, and $100,000 at December 31, 1991.

    MANAGEMENT SERVICES FEE

    The Operating Partnership entered into a long-term management agreement with La Quinta whereby La Quinta provides services as manager of the Inns. For the year ended December 31, 1990 the Operating Partnership paid La Quinta 6% of gross room revenue per month for management services and 3.75% of gross room revenue plus $4.50 per room per month for bookkeeping, marketing and reservation services provided pursuant to the management agreement. Effective January 1, 1991 these fees were 6% of gross room revenue per month for management services and 5% of gross room revenue plus $2.00 per room per month for bookkeeping, marketing and reservation services. In addition, La Quinta also receives a license royalty fee equal to 3.5% of annual gross room revenue. Fees paid to La Quinta under the management agreement totaled $5,964,000, $5,733,000, and $5,073,000

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

respectively, for the years ended December 31, 1992, 1991 and 1990. The Operating Partnership will also pay La Quinta an annual incentive management fee should the Operating Partnership's cash flow before debt service, as defined, exceed $15,644,000.

    OTHER RECURRING TRANSACTIONS

    Under the terms of the Partnership Agreements, the General Partner is responsible for managing the business and affairs of the Partnerships and is entitled to be reimbursed by the Partnerships for the actual out-of-pocket expenditures incurred by the General Partner or its affiliates on behalf of each of the Partnerships in connection with the administration and supervision of the Partnerships and their assets. During the years ended December 31, 1992, 1991 and 1990, the Partnerships reimbursed La Quinta $148,000, $124,000, and $65,000, respectively, for expenses incurred in connection with administration of the Partnerships. These reimbursements are included in administrative expense in the accompanying consolidated statements of operations.

    As manager of the Inns, La Quinta pays on behalf of the Operating Partnership all direct operating expenses. The Operating Partnership reimburses La Quinta for all such payments. Neither the Partnership, the Operating Partnership, nor the General Partner have any employees and the fee and reimbursement structured under the management agreement presently covers the costs of all employees at the Inns and chain services allocable to the Inns. The Operating Partnership participates in a paid loss retrospective self-insurance program (the "Paid Loss Program") established by La Quinta, which includes excess umbrella policies for commercial general liability insurance, fire and extended property insurance, workers' compensation and employer's liability insurance. All inns in the La Quinta chain participate in the Paid Loss Program, under which claims and expenses are shared pro rata by all inns participating therein.

(6) INCOME TAXES

    No provision,  credit or  payment for  income  taxes has  been made  as  the
liability   for  such  taxes  is  that   of  the  Unitholders  rather  than  the
Partnerships. Under the Omnibus Budget Reconciliation Act of 1987 the Partnerships will retain their non-corporate tax status through December 31, 1997. The Partnerships file their tax returns on the accrual basis.

    Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    Statement 109 must be adopted in 1993. Upon adoption, the provisions of the Statement may be applied without restating prior years' financial statements or may be applied retroactively by restating any number of consecutive prior years' financial statements.

    Upon adoption in 1993, the Partnership plans to apply the provisions of the Statement without restating prior years' financial statements. It is estimated that adoption of Statement 109 will result in the recording of a deferred tax liability in the amount of $2.8 million and that this amount will be reported separately as the cumulative effect of the change in the method of accounting for income taxes in the consolidated statement of the operations for the year ending December 31, 1993.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    A reconciliation of financial statement net loss to ordinary tax loss follows:

Net loss per consolidated financial statements.......  $(1,134,000) $  (946,000) $(2,219,000)
La Quinta Realty Corp. equity in loss of Operating
 Partnership.........................................      (11,000)     (10,000)     (23,000)
Excess tax depreciation over financial statement
 depreciation........................................     (527,000)  (1,425,000)  (2,067,000)
Non-deductible loss on early retirements.............      468,000      237,000      920,000
Gain on lease termination............................      --           180,000      --
Other................................................      126,000      125,000      112,000
                                                       -----------  -----------  -----------
Tax loss on consolidated basis.......................   (1,078,000)  (1,839,000)  (3,277,000)
La Quinta Realty Corp. equity in tax loss of
 Operating Partnership...............................       11,000       18,000       33,000
                                                       -----------  -----------  -----------
                                                       $(1,067,000) $(1,821,000) $(3,244,000)
                                                       -----------  -----------  -----------
                                                       -----------  -----------  -----------
General Partner's interest in Partnership tax loss...     (568,000)    (403,000)    (675,000)
Limited Partners' interest in Partnership tax loss...     (499,000)  (1,418,000)  (2,569,000)
                                                       -----------  -----------  -----------
                                                       $(1,067,000) $(1,821,000) $(3,244,000)
                                                       -----------  -----------  -----------
                                                       -----------  -----------  -----------
Tax loss per limited partnership unit................  $      (.13) $      (.36) $      (.65)
                                                       -----------  -----------  -----------
                                                       -----------  -----------  -----------

    The 1992 net tax loss allocation between the General Partner and the Limited Partners reflects a $271,000 cumulative corrective adjustment to the allocation of prior year losses. Such adjustment increases the 1992 loss allocation to the General Partner with a corresponding decrease to the Limited Partners.

(7)  SUBSEQUENT EVENT

    On February 13, 1993, the Board of Directors of La Quinta Realty Corp., the General Partner, approved a cash distribution of $.20 per unit, payable on March 12, 1993 to Unitholders of record as of March 5, 1993, totaling $795,000. In addition, it approved distributions to the General Partner of $15,000 from the Partnerships. The cash distribution applies to the quarter ended December 31, 1992.

(8)  CONTINGENCIES

    On February 15, 1993, LQP, La Quinta and Ronin Partners, L.P. ("Ronin") announced that they had entered into a Memorandum of Understanding to settle all of the litigation between them. As part of the settlement, Ronin agreed not to contest the tabulation of its latest consent solicitation, to cease all activities relating to LQP and to refrain from further consent solicitations or similar activities relating to LQP or La Quinta.

    If approved by the Delaware Court of Chancery and the United States District Court for the District of Delaware, the settlement contemplates that LQP will increase the annual distribution to Unitholders from $.80 per Unit to $1.00 per Unit, effective for the first quarterly distribution after the settlement has been approved by the Courts and has become final (which is expected to occur in the summer of 1993). Also, as part of the settlement, the Board of Directors of La Quinta Motor Inns, Inc. has authorized the purchase of up to 15% of the outstanding LQP Units in the open market or in privately negotiated transactions from time to time, subject to market conditions, over the period beginning on February 17, 1993, and ending on June 30, 1994. La Quinta Motor Inns, Inc. is not obligated to purchase any LQP Units at any particular price or at any particular time during such period. The settlement is subject to certain contingencies, including approval of definitive settlement agreements and approval by both Courts. Upon final approval by the Courts, the General Partner of

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


LQP and La Quinta have agreed to reimburse Ronin for certain of its expenses incurred in connection with the litigation. Such payment will not be reimbursed to the General Partner or La Quinta by LQP. The settlement was a culmination of a series of actions which began in September 1991.

    In September 1991, Ronin filed two lawsuits against the Partnership and the General Partner. One lawsuit was filed in Delaware state court on behalf of the Partnership's unitholders and derivatively on behalf of the Partnership (the "First Delaware State Suit"). These two lawsuits allege, among other matters, that the defendants wasted Partnership assets by paying excessive management fees to La Quinta and breached their fiduciary duties and violated federal securities laws by disseminating misleading statements, acting recklessly with respect to the Partnership's mortgage loan refinancings and participating in a purported scheme to depress the market price for units of the Partnership. Ronin seeks, among other things, injunctive relief barring certain conduct about which it complains, compensatory damages in an unspecified amount and attorney's fees. On June 22, 1992, Ronin filed its Second Amended and Supplemental Complaint in the First Delaware Federal Suit against the Partnership, the General Partner, La Quinta, and the Operating Partnership and certain individual officers of La Quinta repeating certain of the alleged violations of those laws. Recently, the parties stipulated to the stay of the First Delaware State Suit pending resolution of the Second Delaware Federal Suit described below.

    The Partnership and the General Partner filed answers containing denials to the allegations and motions to dismiss the complaint. Simultaneous therewith, the Partnership, the Operating Partnership and the General Partner filed suit in the United States District Court for the Western District of Texas (the "Texas Federal Suit") against Ronin for injunctive relief and/or compensatory and punitive damages as a result of the various alleged wrongful actions including various alleged securities law violations and common law claims, such as wrongful interference with contractual and business relations, fraud, negligent misrepresentation, commercial defamation and breach of a confidential agreement. On April 20, 1992, the Texas Federal Suit was transferred to the United States Court for the District of Delaware.

    In February 1992, Ronin commenced a consent solicitation seeking a special meeting of the Partnership's unitholders to vote on amendments to the management agreement dealing with management compensation. The General Partner, having determined that the consents were untimely delivered, did not call a special meeting. On June 22, 1992, Ronin filed an additional lawsuit in Delaware state court, naming the General Partner and La Quinta as defendants (the "Second Delaware State Suit"). This lawsuit seeks to compel the General Partner to call a special meeting of the Partnership's unitholders, and seeks compensatory damages from La Quinta alleging that the fees received under the terms of the management agreement between La Quinta and the Operating Partnership are excessive. In addition, declaratory relief with respect to the parties' rights under the management agreement is sought, along with damages. On September 3, 1992, the defendants filed a motion to stay the Second Delaware State Suit pending resolution of other litigation. Although the parties have not briefed that motion to stay, the case has been inactive since last September.

    In June 1992, Ronin commenced a second consent solicitation, seeking a dissolution of the Partnership, replacement of the General Partner with a special liquidator to seek bids for the sale of its assets, and to reimburse Ronin for certain alleged expenses. Ronin filed another suit in the United States District Court for the District of Delaware (the "Second Delaware Federal Suit"), seeking a declaration from the court that this second consent solicitation did not violate the disclosure provisions of the securities laws. On October 21, 1992, the court ordered the consolidation of the First Delaware Federal Suit, as well as an action brought by Exel Inns of America, Inc. seeking declaration that its proposal to manage the Partnership's properties and press release did not violate the securities laws. Ronin voluntarily withdrew its second consent solicitation on August 24, 1992.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    On or about November 3, 1992, Ronin commenced a third consent solicitation, seeking to dissolve LQP so as to effect a restructuring or disposition of its assets, business and operations, and reimbursement of certain expenses. Thereafter, Ronin claimed to have delivered on January 8, 1993, sufficient consents to LQP for Ronin's third consent solicitation to have succeeded. La Quinta and the General Partner disputed that claim, and the independent inspector of election determined that Ronin's third consent solicitation did not succeed. A hearing on that issue was conducted in the Second Delaware Federal Suit on February 8 and 9, 1993.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                     ASSETS


                                                                     SEPTEMBER 30, 1993     DECEMBER 31, 1992
                                                                     -------------------    ------------------
                                                                         (UNAUDITED)
Current assets:
  Cash and cash equivalents......................................          $    988,000          $    423,000
  Receivables....................................................             1,616,000               921,000
  Supplies.......................................................               621,000               655,000
                                                                     -------------------    ------------------
    Total current assets.........................................             3,225,000             1,999,000
                                                                     -------------------    ------------------
Property and equipment, at cost, substantially all pledged:
  Land...........................................................            22,688,000            22,688,000
  Buildings......................................................           106,767,000           105,464,000
  Furniture, fixtures and equipment..............................            16,653,000            16,605,000
                                                                     -------------------    ------------------
    Total property and equipment.................................           146,108,000           144,757,000
  Less accumulated depreciation and amortization.................            38,346,000            34,140,000
                                                                     -------------------    ------------------
    Net property and equipment...................................           107,762,000           110,617,000
                                                                     -------------------    ------------------
Deferred charges and other assets, at cost less applicable
 amortization....................................................               513,000               754,000
                                                                     -------------------    ------------------
                                                                           $111,500,000          $113,370,000
                                                                     -------------------    ------------------
                                                                     -------------------    ------------------
                                      LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
  Current installments of long-term debt.........................          $  1,497,000          $  1,261,000
  Accounts payable:
    Trade........................................................             1,363,000             1,573,000
    La Quinta Inns, Inc..........................................             1,047,000               364,000
  Accrued expenses:
    Payroll and employee benefits................................               520,000               775,000
    Interest.....................................................               949,000               922,000
    Property taxes...............................................             1,261,000               745,000
    Other........................................................                78,000                61,000
                                                                     -------------------    ------------------
      Total current liabilities..................................             6,715,000             5,701,000
                                                                     -------------------    ------------------
Long-term debt, excluding current installments...................            65,827,000            67,047,000
Deferred credits, principally income taxes (note 2)..............             3,226,000                36,000
                                                                     -------------------    ------------------
      Total liabilities..........................................            75,768,000            72,784,000
                                                                     -------------------    ------------------
La Quinta Realty Corp. equity in Operating Partnership...........              (366,000)             (318,000)
                                                                     -------------------    ------------------
Partners' capital
  La Quinta Realty Corp. -- general partner in Partnership.......            11,925,000            11,975,000
  Limited partners' (3,975,000 units)............................            24,173,000            28,929,000
                                                                     -------------------    ------------------
      Total partners' capital....................................            36,098,000            40,904,000
                                                                     -------------------    ------------------
                                                                           $111,500,000          $113,370,000
                                                                     -------------------    ------------------
                                                                     -------------------    ------------------

     See accompanying notes to consolidated condensed financial statements.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED              NINE MONTHS ENDED
                                                            SEPTEMBER 30                    SEPTEMBER 30
                                                   ------------------------------  ------------------------------
                                                        1993            1992            1993            1992
                                                   --------------  --------------  --------------  --------------
Revenues:
  Inn............................................  $   11,992,000  $   11,747,000  $   33,950,000  $   32,324,000
  Restaurant rental and other....................         314,000         308,000         910,000         894,000
                                                   --------------  --------------  --------------  --------------
    Total revenues...............................      12,306,000      12,055,000      34,860,000      33,218,000
                                                   --------------  --------------  --------------  --------------
Operating costs and expenses:
  Direct.........................................       6,104,000       5,935,000      17,659,000      16,650,000
  Fees paid to La Quinta Inns, Inc...............       1,697,000       1,659,000       4,810,000       4,581,000
  Administrative.................................          62,000         125,000         344,000         393,000
  Unitholder litigation/solicitation.............           9,000         756,000         401,000       1,304,000
  Depreciation, amortization and fixed asset
   retirements...................................       1,666,000       1,901,000       5,287,000       5,302,000
                                                   --------------  --------------  --------------  --------------
    Total operating costs and expenses...........       9,538,000      10,376,000      28,501,000      28,230,000
                                                   --------------  --------------  --------------  --------------
    Operating income.............................       2,768,000       1,679,000       6,359,000       4,988,000
                                                   --------------  --------------  --------------  --------------
Other income (expenses):
  Interest income................................          11,000           6,000          15,000          11,000
  Interest on long-term debt.....................      (1,800,000)     (1,829,000)     (5,447,000)     (5,537,000)
  La Quinta Realty Corp. equity in (earnings)
   loss of Operating Partnership.................          (9,000)          1,000          22,000           5,000
                                                   --------------  --------------  --------------  --------------
    Total other income (expenses)................      (1,798,000)     (1,822,000)     (5,410,000)     (5,521,000)
                                                   --------------  --------------  --------------  --------------
Earnings (loss) before income taxes and
 cumulative effect of change in accounting for
 income taxes....................................         970,000        (143,000)        949,000        (533,000)
Income taxes.....................................         115,000        --               345,000        --
                                                   --------------  --------------  --------------  --------------
Earnings (loss) before cumulative effect of
 change in accounting for income taxes...........         855,000        (143,000)        604,000        (533,000)
Cumulative effect of change in accounting for
 income taxes....................................        --              --             2,800,000        --
                                                   --------------  --------------  --------------  --------------
Net earnings (loss)..............................  $      855,000  $     (143,000) $   (2,196,000) $     (533,000)
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------
General partner's interest.......................  $        9,000  $       (1,000) $      (22,000) $       (5,000)
Limited partners' interest.......................         846,000        (142,000)     (2,174,000)       (528,000)
                                                   --------------  --------------  --------------  --------------
                                                   $      855,000  $     (143,000) $   (2,196,000) $     (533,000)
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------
Net earnings (loss) per limited partnership unit:
  Earnings (loss) before cumulative effect of
   change in accounting for income taxes.........  $          .21  $         (.03) $          .14  $         (.13)
  Cumulative effect of change in accounting for
   income taxes..................................        --              --                  (.69)       --
                                                   --------------  --------------  --------------  --------------
  Net earnings (loss)............................  $          .21  $         (.03) $         (.55) $         (.13)
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------
  Cash distributions per limited partnership
   unit..........................................  $          .25  $          .20  $          .65  $          .60
                                                   --------------  --------------  --------------  --------------
                                                   --------------  --------------  --------------  --------------

     See accompanying notes to consolidated condensed financial statements.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                    ------------------------------
                                                                                         1993            1992
                                                                                    --------------  --------------
Cash flows from operating activities:
  Net loss........................................................................  $   (2,196,000) $     (533,000)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization of property and equipment.......................       4,665,000       4,669,000
    Amortization of deferred charges..............................................         270,000         238,000
    Loss on retirement of assets..................................................         352,000         395,000
    La Quinta Realty Corp. equity in loss of Operating Partnership................         (22,000)         (5,000)
    Deferred income taxes.........................................................         345,000        --
    Cumulative effect of change in accounting for income taxes....................       2,800,000        --
    Changes in operating assets and liabilities:
      Deferred charges and other deferred credits.................................          44,000         137,000
      Receivables.................................................................        (695,000)       (361,000)
      Supplies and other..........................................................          34,000          28,000
      Accounts payable and accrued expenses.......................................         774,000       1,406,000
                                                                                    --------------  --------------
        Net cash provided by operating activities.................................       6,371,000       5,974,000
                                                                                    --------------  --------------
Cash flows from investing activities:
  Additions to property and equipment.............................................      (2,155,000)     (1,449,000)
  Proceeds from sale of fixed assets..............................................        --                35,000
                                                                                    --------------  --------------
Net cash used in investing activities.............................................      (2,155,000)     (1,414,000)
                                                                                    --------------  --------------
Cash flows from financing activities:
  Advances from La Quinta Inns, Inc...............................................       4,425,000       6,195,000
  Repayments of advances from La Quinta Inns, Inc.................................      (4,425,000)     (6,295,000)
  Principal payments on long-term debt............................................        (984,000)       (624,000)
  Payments to refinance mortgage debt.............................................         (31,000)       (118,000)
  General Partner's distribution from Operating Partnership.......................         (26,000)        (18,000)
  Partnership distributions.......................................................      (2,610,000)     (2,410,000)
                                                                                    --------------  --------------
        Net cash used in financing activities.....................................      (3,651,000)     (3,270,000)
                                                                                    --------------  --------------
Net increase in cash and cash equivalents.........................................         565,000       1,290,000
Cash and cash equivalents at beginning of year....................................         423,000         488,000
                                                                                    --------------  --------------
Cash and cash equivalents.........................................................  $      988,000  $    1,778,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Interest paid.....................................................................  $    5,420,000  $    5,342,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

     See accompanying notes to consolidated condensed financial statements.

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION
    The accompanying unaudited consolidated condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, have been made which are necessary for a fair presentation of financial position and results of operations. It is suggested that the consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the December 31, 1992 Annual Report on Form 10-K.

(2) INCOME TAXES
    Effective January 1, 1993, La Quinta Motor Inns Limited Partnership (the "Partnership") adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

    Although the Partnership is not a tax paying entity in 1993, under current U.S. Federal tax law, certain publicly-traded partnerships (such as the Partnership) will become taxable as corporations beginning January 1, 1998. Accordingly, with the adoption of SFAS 109 by the Partnership, a deferred tax liability has been recorded for the portion of the temporary differences which are not expected to reverse until after December 31, 1997. As of January 1, 1993, the Partnership recorded a deferred tax liability and a cumulative effect adjustment which increased the net loss by $2,800,000 or $.69 per unit resulting from the adoption of SFAS 109. Such amount has been reflected in the statement of operations for the nine month period ended September 30, 1993, as the cumulative effect of an accounting change. Prior years' financial statements have not been restated to apply the provisions of SFAS 109.

(3) SUBSEQUENT EVENT
    On October 18, 1993 La Quinta Inns, Inc. ("La Quinta") announced that its Board of Directors authorized its officers to enter into negotiations with the Partnership regarding the acquisition of all of the 3,522,300 partnership units of the Partnership that it does not own at a price of up to $12 per unit in cash. La Quinta currently owns 452,700 partnership units of the Partnership, representing 11.4% of the outstanding units. The terms and form of a transaction, if any is agreed to, have yet to be determined, but may include a merger, acquisition or other business combination. Any transaction would be financed by La Quinta's available credit lines and would not be subject to a financing contingency. The Board of Directors of La Quinta Realty Corp., the General Partner of the Partnership (the "General Partner"), has formed a special committee (the "Special Committee") comprised solely of board members who are not affiliated with La Quinta to evaluate the proposal. The Special Committee has engaged its own legal counsel and financial advisor to advise and assist it.

    On October 18, 1993, two separate lawsuits were filed in the Delaware Court of Chancery on behalf of Unitholders (other than La Quinta and its affiliates) against La Quinta, the Partnership, the General Partner and certain directors and officers of the General Partner (collectively, the "Defendants"). The lawsuits are captioned GREENBERG V. SCHULTZ, ET. AL., C.A. No. 13199 and GORIN BROTHERS, INC. V. SCHULTZ, ET. AL., C.A. No. 13200 (collectively, the
"Actions"). The complaints in the Actions allege, among other things, that Defendants have breached their fiduciary duties to Unitholders by, among other things, offering grossly inadequate consideration to entrench themselves in control of

                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP

        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

(3) SUBSEQUENT EVENT (CONTINUED)
the Partnership, failing to solicit competing bids and by making inadequate public disclosure regarding the transaction. The complaints additionally allege that La Quinta has used unequal knowledge and economic power, given its affiliation with the General Partner, to the detriment of the Unitholders. The independence of the outside directors is also questioned, allegedly resulting in the lack of arm's-length negotiations and the lack of any independent appraisal or evaluation. The complaints in the Actions seek, among other things, (i) a declaration that Defendants have breached their fiduciary duties to members of the alleged class, (ii) an order preliminarily and permanently enjoining consummation of the proposed transaction, (iii) the award of compensatory damages, and (iv) the award of costs and disbursements.

    On October 27, 1993, the Board of Directors of the General Partner, declared a cash distribution to Unitholders of record as of November 26, 1993 of $993,750 or $.25 per unit to be paid December 6, 1993.

    On October 28, 1993, La Quinta and the Partnership jointly announced that they have entered into a definitive agreement pursuant to which La Quinta, through its wholly-owned subsidiaries, will acquire all of the 3,522,300 limited partnership units of the Partnership that it does not own for $13 per unit in cash. It is anticipated that the acquisition will be effected in two steps. A subsidiary of La Quinta will commence, not later than Wednesday, November 3, 1993, a tender offer for all of the Partnership's outstanding units at a price of $13 net per unit in cash. If all of the Partnership's outstanding units are not acquired as a result of the tender offer, the remaining units will be acquired in a subsequent merger pursuant to which each unit will be converted into the right to receive the same consideration as is paid in connection with the tender offer, in cash.

    The General Partner's Board of Directors, based on the unanimous recommendation of the Special Committee of independent directors, has unanimously approved the tender offer and the merger, determined that the tender offer and merger are fair to the Partnership's public unitholders and recommended acceptance of the tender offer by the Partnership's public unitholders. The tender offer will be conditioned on, among other things, there being validly tendered and not withdrawn prior to the expiration of the tender offer more than 50% of the Partnership's units not owned by La Quinta. La Quinta currently owns 11.4% of the outstanding Partnership units. The tender offer and the merger will be financed by La Quinta through borrowings under its existing lines of credit and are not subject to any financing contingency.

    In addition, La Quinta and the Partnership announced that, in connection with the foregoing definitive agreement, a settlement in principle has been reached in the Actions. The settlement in principle is subject to certain conditions, including court approval.

     (b) Pro Forma Financial Information

     The following pro forma financial information as of and for the year ended December 31, 1992 and the nine month period ended September 30, 1993, reflects the effect of the transaction described in Item 2 above:

     (1) Year ended December 31, 1992.

     The unaudited pro forma combined condensed statement of operations include the combined statement of operations reported in the Company's Form 10-K for the period ended December 31, 1992 and adjustments to reflect the acquisition of certain joint ventures' and partners' ownership interests during the nine months ended September 30, 1993 and on November 30, 1993 and the Partnership's Units on December 1, 1993. All numbers in thousands.




                                                                    LQI            LQP
                                                                As Reported    As Reported                               Pro Forma
                                                                December 31,   December 31,  Pro Forma adjustments (1)  December 31,
                                                                   1992            1992          Debit        Credit        1992
INCOME STATEMENTS                                             -------------   -------------   ---------     ---------  ------------
Revenues:
   Inn                                                        $    241,536    $     42,117                            $    283,653
   Restaurant rental and other                                       7,208           1,202 I)      185                       8,225
   Management services                                               7,088                 E)    5,964                       1,124
                                                              -------------   -------------                           -------------
         Total Revenues                                            255,832          43,319                                 293,002
                                                              -------------   -------------                           -------------
Operating costs and expenses:
   Direct                                                          137,500          22,195                                 159,695
   Corporate                                                        23,961                                                  23,961
   Fees paid to La Quinta Motor Inns, Inc.                                           5,964             E)      5,964             0
   Administrative                                                                      491             K)        491             0
   Unitholder litigation/solicitation                                                1,525                                   1,525
   Provision for write-down of partnership investments, land        28,383                                                  28,383
    and other
   Severance and other employee related costs                        6,936                                                   6,936
   Depreciation, Amortization, and fixed asset retirements          25,220           6,942 A)    1,175 C)         40        33,449
                                                              -------------   ------------ F)       60                -------------
                                                                                           M)       92
         Total Operating Costs                                     222,000          37,117                                 253,949
                                                              -------------   -------------                           -------------
         Operating Income                                           33,832           6,202                                  39,053
                                                              -------------   -------------                           -------------
Other income (expenses):
   Interest Income                                                   6,041              18 E)      158                       5,901
   Interest on long-term debt                                      (32,344)         (7,365)C)    3,111 E)        158       (44,707)
                                                                                           G)    2,522 O)        477
   Partner's Equity                                                (15,081)             11 L)       11 B)      4,557       (10,201)
                                                                                                       N)        323

                                                              -------------   -------------                           -------------
   Loss before property and investment transactions                 (7,552)         (1,134)                                 (9,954)
   Net gain on investment transactions                                 282                 H)      220                          62
                                                              -------------   -------------                           -------------
   Net loss before income taxes and extraordinary items             (7,270)         (1,134)                                 (9,892)
Income tax expense (benefit)                                           526                 D)      118 J)      1,115          (471)
                                                              -------------   -------------                           -------------
   Net loss before extraordinary items                              (7,796)         (1,134)                                 (9,421)
Extraordinary items, net of income taxes                              (958)                C)      675                      (1,862)
                                                                                           P)      229
                                                              -------------   -------------   ---------     --------- -------------
   Net loss                                                   $     (8,754)   $     (1,134)   $ 14,520      $ 13,125  $    (11,283)
                                                              -------------   -------------   ---------     --------- -------------
                                                              -------------   -------------   ---------     --------- -------------
Loss per common and common equivalent share:
   Loss before extraordinary items                            $      (0.39)                                           $      (0.47)
   Extraordinary Items, net of income taxes                          (0.05)                                                  (0.09)
                                                              -------------                                           -------------
Net loss                                                      $      (0.44)                                           $      (0.56)
                                                              -------------                                           -------------
                                                              -------------                                           -------------

Weighted average number of common and common equivalent
   shares outstanding, as restated                                  20,134                                                  20,134
                                                              -------------                                           -------------
                                                              -------------                                           -------------

                                      23

Notes to pro forma financial information as of and for the twelve month period ended December 31, 1992:


1. Pro forma adjustments to the unaudited pro forma combined condensed statement of operations for the twelve month period ended December 31, 1992 to reflect the acquisition of the limited partners' interests in unincorporated joint ventures acquired during the eleven months ended November 30, 1993 and the acquisition of the Units of the Partnership on December 1, 1993.


JOINT VENTURES ACQUIRED JANUARY 1 THROUGH SEPTEMBER 30, 1993
- - --------------------------------------------------------------------------------
A) Records additional depreciation expense on the addition of $29,366,000 of property, plant and equipment resulting from the acquisition of limited partners' interests in unincorporated joint ventures.  The depreciation expense was calculated using the straight line method based on a 25 year remaining life.

B) Represents the elimination of the net limited partners' equity in earnings and losses.

C) Represents the interest expense on additional debt of $87,644,000 relating to the acquisition of partners' interests at varying interest rates from 7.5% to 9.25% per annum, adjustment to reverse $40,000 of amortization expense on deferred loan fees written off and the $675,000 of prepayment penalty (net of tax) related to debt refinancing and early extinguishment of debt on unincorporated joint ventures.
D) Reflects income tax adjustment assuming an income tax rate of 38%.

ACQUISITION OF PARTNERSHIP UNITS
- - --------------------------------------------------------------------------------
E) Eliminates the related party revenues and expenses.

F) Records additional depreciation expense on the $904,000 step up of property, plant and equipment resulting from the acquisition of the Partnership. The depreciation expense was calculated using the straight line method based on a 15 year remaining life.

G) Records interest expense at 6% per annum related to the $42,033,000 of total funds required to purchase the Partnership Units and pay related costs.
H) Adjusts deferred gain recognized due to the acquisition of the Partnership and related Harlingen IRB.
I) Represents the elimination of minority interest in the Partnership earnings and losses.
J) Reflects income tax adjustment assuming an income tax rate of 38% on the acquisition of the Partnership and the joint venture acquired November 30,1993.

K) To eliminate administrative fees paid that are not part of continuing operations.


L) To eliminate La Quinta Realty Corporation's equity in loss of Operating Partnership.


JOINT VENTURE ACQUIRED NOVEMBER 30, 1993
- - --------------------------------------------------------------------------------

M) Records additional depreciation expense on the $2,303,000 step up of property, plant and equipment resulting from the acquisition of the limited partners' interest in unincorporated joint venture. The depreciation expense was calculated using the straight line method based on a 25 year remaining life.


N) Represents the elimination of the net limited partners' equity in earnings and losses.

O) Represents net interest savings on additional debt incurred and refinancing of existing debt related to the acquisition of limited partners' interest calculated at 6% per annum.
P) Records extraordinary losses on the early extinguishment of debt and related costs due to the refinancing of outstanding joint venture debt at the time of acquisition.

The unaudited pro forma combined condensed statement of operations include the unaudited pro forma combined condensed statement of operations reported in the Company's Form 10-Q for the period ended September 30, 1993 and adjustments to reflect the acquisitions of certain joint venture's ownership interest on November 30, 1993 and the Partnership's units on December 1, 1993. All numbers in thousands.



                                                            LQI               LQP
                                                       As Reported       As Reported                                    Pro Forma
                                                       September 30,     September 30,     Pro Forma adjustments (1)  September 30,
                                                            1993              1993          Debit          Credit          1993
                                                       -------------     -------------     ------          --------   -------------

INCOME STATEMENTS
Revenues:
 Inn                                                   $    199,189      $     33,950                                $    233,139
 Restaurant rental and other                                  4,825               910    I)     322                         5,413
 Management services                                          5,602                 0    E)   4,810                           792
                                                       ------------      ------------                                ------------
         Total Revenues                                     209,616            34,860                                     239,344
                                                       ------------      ------------                                ------------
Operating costs and expenses:
  Direct                                                    111,099            17,659                                     128,758
  Fees paid to LQI                                                              4,810                  E)    4,810              0
  Administrative                                                                  344                  K)      344              0
  Unitholder litigation/solicitation                                              401                                         401
  Corporate                                                  14,469                                                        14,469
  Performance stock options                                   4,407                                                         4,407
  Depreciation, Amortization, and fixed asset
    retirements                                              17,635             5,287    A)     596    C)       24         23,657
                                                                                         F)      89
                                                                                         M)      74
                                                       ------------     -------------                                ------------
         Total Operating Costs                              147,610            28,501                                     171,692
                                                       ------------      ------------                                ------------
         Operating Income                                    62,006             6,359                                      67,652
                                                       ------------      ------------                                ------------
Other income (expenses):
  Interest income                                             4,158                15    E)     118                         4,055
  Interest on long-term debt                                (22,056)           (5,447)   C)   2,413    E)      118
                                                                                         G)   1,707    0)      352        (31,153)
  Partner's Equity                                          (11,619)               22    L)      22    B)    2,380         (8,885)
                                                                                                       N)      354
                                                       ------------      ------------                                ------------
  Earnings before property and investment transactions       32,489               949                                      31,669
Net loss on investment transactions                          (4,375)                     H)     230                        (4,605)
                                                       ------------      ------------                                ------------
  Earnings before income taxes, extraordinary items
    and cumulative effect of change in accounting
    for income taxes                                         28,114               949                                      27,064
Income tax expense                                           10,855               345                  D)      236         10,445
                                                                                                       J)      174
                                                                                                       L)      345
Effect of a change in income tax law                            412                                                           412
                                                       ------------      ------------                                ------------
  Earnings before extraordinary items and cumulative
    effect of change in accounting for income taxes          16,847               604                                      16,207
Extraordinary items, net of income taxes                        642                      P)    222                            420
                                                       ------------      ------------                                ------------
  Earnings before cumulative effect of change in
    accounting for income tax                                17,489               604                                      16,627
Cumulative effect of change in accounting for income
  taxes                                                       1,500            (2,800)                 L)    2,800          1,500
                                                       ------------      ------------        ------         ------   ------------
  Net earnings                                         $     18,989      $     (2,196)       10,603         11,937   $     18,127
                                                       ------------      ------------        ------         ------   ------------
                                                       ------------      ------------        ------         ------   ------------
Earnings per common and common equivalent share:
  Earnings before extraordinary items and cumulative
    effect of change in accounting for income taxes    $       0.81                                                  $       0.78
  Extraordinary items, net of income taxes                     0.03                                                          0.02
  Cumulative effect of change in accounting for
    income taxes                                               0.07                                                          0.07
                                                       ------------                                                  ------------
Net earnings                                           $       0.91                                                  $       0.87
                                                       ------------                                                  ------------
                                                       ------------                                                  ------------
Weighted average number of common and common
  equivalent shares outstanding, as restated                 20,914                                                        20,914
                                                       ------------                                                  ------------
                                                       ------------                                                  ------------


The unaudited pro forma combined condensed balance sheets of the Company as if the acquisitions of the limited partners' interest of a certain joint venture on November 30, 1993 and the Partnership's units on December 1, 1993 occurred on September 30, 1993 is provided as follows (numbers in thousands):



                                                            LQI               LQP
                                                       As Reported       As Reported                                    Pro Forma
                                                       September 30,     September 30,     Pro Forma adjustments (2)  September 30,
                                                            1993              1993          Debit          Credit          1993
                                                       -------------     -------------     ------          --------   -------------

Assets:
Current assets                                         $      38,867     $       3,225               S)      1,047   $      41,045
                                                       -------------     -------------                               -------------
Notes recievable, excluding current
installments (net of allowance of $2,854 and $3,058)           7,502                 0    Q)     80                          7,582
                                                       -------------     -------------                               -------------

Investments, including, joint ventures
accounted for on the equity method                            10,934                 0    R)    366  R)      5,151           6,149
                                                       -------------     -------------                               -------------

Properties held for sale, at estimated
net realizable value                                           3,920                 0                                       3,920
                                                       -------------     -------------                               -------------

Land held for future development, at cost                      1,452                 0                                       1,452
                                                       -------------     -------------                               -------------

Property and equipment, at cost, substantially
all pledged                                                  755,546           107,762    Q)  2,103                        868,308
                                                                                          T)  2,897
Less accumulated depreciation and amortization               223,184                 0                                     223,184
                                                       -------------     -------------                               -------------

         Net property and equipment                          532,362           107,762                                     645,124
                                                       -------------     -------------                               -------------

Deferred charges and other assets, at cost less
 applicable amortization                                      11,579               513               Q)         80          12,012
                                                       -------------     -------------      -------         ------   -------------

                                                       $     606,616     $     111,500        5,446          6,278   $     717,284
                                                       -------------     -------------      -------         ------   -------------
                                                       -------------     -------------      -------         ------   -------------
Liabilities and shareholders' equity:

Current liabilities                                    $      62,688     $       6,715    S)  1,047                  $      68,126
                                                                                          R)    230
                                                       -------------     -------------                               -------------

Long-term debt, excluding current installments               310,816            65,827    R)    965  T)      5,619         419,240
                                                                                                     Q)     37,943
                                                       -------------     -------------                               -------------

Deferred credits, principally income taxes                    18,243             3,226    R)  1,246                         13,446
                                                                                          Q)  6,777
                                                       -------------     -------------                               -------------
Partners' capital (net of note receivable
of $19,237 and $35,908)                                       65,021                 0    T)  2,722  Q)      4,325          66,624
                                                       -------------     -------------                               -------------

La Quinta Realty Corp Equity                                       0              (366)              R)        366               0
                                                       -------------     -------------                               -------------

Partners' equity                                                   0            36,098    Q) 36,098                              0
                                                                                                                     -------------

Shareholders' equity                                         163,563                 0                                     163,563
Less treasury stock, at cost (1,783,607 and 1,910,124)       (13,715)                0                                     (13,715)
                                                       -------------     -------------                               -------------

Total equity                                                 149,848            36,098                                     149,848
                                                       -------------     -------------      -------         ------   -------------
                                                       $     606,616     $     111,500       49,085         48,253   $     717,284
                                                       -------------     -------------      -------         ------   -------------
                                                       -------------     -------------      -------         ------   -------------



Notes to pro forma financial information as of and for the nine month period ended September 30, 1993:


1. Pro forma adjustments to the unaudited pro forma combined condensed statement of operations for the nine month period ended September 30, 1993 to reflect the acquisition of the limited partners' interests in unincorporated joint ventures acquired during the eleven months ended November 30, 1993 and the acquisition of the Units of the Partnership on December 1, 1993.


JOINT VENTURES ACQUIRED JANUARY 1 THROUGH SEPTEMBER 30, 1993
- - -------------------------------------------------------------------------------

A) Records additional depreciation expense on the $29,366,000 step up of property, plant and equipment resulting from the acquisition of limited partners' interests in unincorporated joint ventures. The depreciation expense was calculated using the straight line method based on a 25 year remaining life.


B) Represents the elimination of the net limited partners' equity in earnings and losses.

C) Represents the interest expense on additional debt of $87,664,000 relating to the acquisition of partners' interests at varying interest rates from 7.5% to 9.25% per annum and adjustment to reverse $24,000 of amortization expense on deferred loan fees written off related to debt refinancing.
D)   Reflects income tax adjustment assuming an income tax rate of 39%.

AQUISITION OF PARTNERSHIP UNITS
- - -------------------------------------------------------------------------------
E)   Eliminates the related party revenues and expenses.
F)   Records additional depreciation expense on the addition of $1,787,000 of property, plant and equipment resulting from the acquisition of the
     Partnership.  The depreciation expense was calculated using the straight line method based on a 15 year remaining life.
G)   Records interest expense at 6% per annum related to the $37,943,000 of total funds required to purchase Units and pay related costs.
H)   Adjusts deferred gain recognized due to the acquisition of the Partnership and related Harlingen IRB.
I)   Represents the elimination of minority interest in the Partnership earnings and losses.
J)   Reflects income tax adjustment assuming an income tax rate of 39% on the acquisition of the Partnership and the joint venture acquired on November
     30, 1993.
K)   To eliminate administrative fees paid that are not a part of continuing operations.
L)   To eliminate La Quinta Realty Corporation's equity in loss of Operating
     Partnership and the Partnership's income tax expense and cumulative effect of accounting change for the implementation of SFAS 109.

JOINT VENTURE ACQUIRED NOVEMBER 30, 1993
- - -------------------------------------------------------------------------------

M) Repesents additional depreciation expense on the $2,462,000 step up of property, plant and equipment resulting from the acquisition of limited partners' interest based on a 25 year remaining life.

N) Represents the elimination of the net limited partners' equity in earnings and losses.
O) Represents net interest savings on additional debt incurred and refinancing of existing debt related to the acquisition of limited partners' interest calculated at 6 % per annum.
P) Records extraordinary losses on the early extinguishment of debt and related costs due to the refinancing of outstanding joint venture debt at the time of acquisition.

2. Pro forma adjustments to the unaudited pro forma combined condensed balance sheets at September 30, 1993 reflect the acquisition of the limited partners' interests in a certain joint venture on November 30, 1993 and the acquisition of the Units of the Partnership on December 1, 1993.

Q) Records assets acquired, liabilities assumed, deferred tax effects due to SFAS 109 and minority interest related to the acquisition of 2,811,038 of the La Quinta Motor Inns Limited Partnership's ("LQP") 3,522,300 outstanding units the Company does not own for a total purchase price of $37.9 million.


R) Eliminates the Company's investment in the Partnership acquired prior to December 1, 1993, the Company's note receivable from the Partnership, and the related deferred gain arising from the original sale of the properties to the Partnership in 1986.

S)   Eliminates the related party receivables and payables.
T) Records the purchase of the limited partners' interest in a joint venture at November 30, 1993.

     (c) Exhibits.

     The following Exhibits are referenced herein in accordance with the provisions of Item 601 of Regulation S-K:

     2.1 Partnership Acquisition Agreement, dated as of October 27, 1993, among the Registrant, the Partnership, the General Partner, LQI Acquisition Corporation and LQI Merger Corporation (Incorporated by reference to Exhibit (c)(1) to the Schedule 14D-1 filed by the Registrant and the Purchaser on November 1, 1993);

     21.1 Text of Press Release issued by the Purchaser, dated December 1, 1993 (Incorporated by reference to Exhibit (a)(11) to the Amendment No. 3 (Final Amendment) to Schedule 14D-1 filed by the Registrant and the Purchaser on December 1, 1993);


     23 Consent by KPMG Peat Marwick, LLP dated November 4, 1994 to incorporation by reference of their reports dated February 8, 1993, except as to note 7 which is as of February 13, 1993, and except as to note 8, which is as of February 15, 1993, relating to La Quinta Motor Inns Limited Partnership filed herewith.


     28.1 Credit Agreement, dated as of June 15, 1993, among the Registrant and NationsBank of Texas, N.A., as Administrative Lender (Incorporated by reference to Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993);

     28.2 First Amendment to Credit Agreement, dated as of October 25, 1993, among the Registrant and NationsBank of Texas, N.A., as Administrative Lender (Incorporated by reference to Exhibit (b)(2) to the Schedule 14D-1 filed by the Registrant and the Purchaser on November 1, 1993)

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    LA QUINTA INNS, INC.
                                    (Registrant)



Date: December 14, 1993             By:   /s/ WILLIAM C. HAMMETT, JR.
                                       ---------------------------------------
                                              William C. Hammett, Jr.
                                              Senior Vice President,
                                              Accounting and Administration